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                                                                    Exhibit 23.2
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                        CONSENT OF INDEPENDENT AUDITORS
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     We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Eastern Environmental Services, Inc. of our report dated August 19, 1996, with respect to the combined financial statements of Allied Environmental Services, Inc., Allied Environmental Services West, Inc., Allied Mid-Atlantic, Inc. and Allied Waste Management, Inc. included in Eastern Environmental Services, Inc.'s and affiliates included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated July 2, 1996 (as amended on Forms 8-K/A dated September 16, 1996, May 13, 1997, June 6, 1997, and July 10,
1997), filed with the Securities and Exchange Commission.


                              /s/ B.J. Klinger & Co., P.C.

                              B.J. Klinger & Co., P.C.

Great Neck, N.Y.
July 29, 1997